UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2015 (January 22, 2015)

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 328-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On January 22, 2015, Harman International Industries, Incorporated (the “Company”) agreed to acquire Symphony Teleca Corporation (“Symphony Teleca”), a privately held company, pursuant to an Agreement and Plan of Merger, dated as of January 22, 2015 (the “Merger Agreement”), by and among the Company, Symphony Teleca, Sabita Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and Symphony Technology Group, L.L.C., solely in its capacity as Representative of the securityholders of Symphony Teleca, and separate Rollover Agreements, dated as of January 22, 2015 (the “Rollover Agreements” and together with the Merger Agreement, the “Transaction Agreements”), by and among the Company, Merger Sub and certain stockholders of Symphony Teleca. The Transaction Agreements provide for the acquisition of 100% of the equity of Symphony Teleca through the purchase of certain shares of Symphony Teleca in exchange for shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), and the subsequent merger of Merger Sub with and into Symphony Teleca, with Symphony Teleca surviving the Merger as a wholly owned subsidiary of the Company.

Securityholders of Symphony Teleca will be entitled to receive purchase price consideration of approximately $780 million (adjusted to reflect working capital and net indebtedness as of the closing date) based on Symphony Teleca’s 2014 performance, of which amount approximately $166 million will be payable in shares of Company Common Stock at the closing of the purchase of certain shares of Symphony Teleca pursuant to the Rollover Agreements and $382 million will be payable in cash at the closing of the merger pursuant to the Merger Agreement. The remaining portion of the purchase price, approximately $232 million, will be payable in cash in the first quarter of calendar year 2016. In addition, stockholders of Symphony Teleca may also be entitled to an additional earn-out payment in the first quarter of calendar year 2016 based on Symphony Teleca’s 2015 performance.

The Merger Agreement contains customary representations and warranties made by Symphony Teleca and the Company and provides for indemnification of the Company and affiliated parties by Symphony Teleca’s securityholders for breaches of Symphony Teleca’s representations, warranties and covenants contained in the Merger Agreement and for certain other matters. The indemnification obligation for breaches of representations and warranties is generally subject to a cap of $97.5 million. With respect to breaches of certain fundamental representations and warranties, breaches of covenants and certain other matters, the Company is entitled to indemnification in respect of all losses, subject to maximum indemnification in the amount of the aggregate consideration paid pursuant to the Transaction Agreements.

As security for the indemnification and other potential obligations of securityholders under the Transaction Agreements, a portion of the cash to be paid to securityholders of Symphony Teleca in the first quarter of 2016 will be held back by the Company or placed in escrow or specially designated accounts.

The transaction is subject to customary closing conditions, including the absence of a material adverse effect on Symphony Teleca, receipt of U.S. antitrust clearance and applicable foreign antitrust approvals, including in India and Germany, holders of less than 5% of outstanding shares of capital stock of Symphony Teleca not having sought to exercise dissenter’s rights of appraisal under Delaware law and receipt of the consent of Symphony Teleca stockholders required under Symphony Teleca’s certificate of incorporation and applicable law, which consent was obtained after execution of the Transaction Agreements.

The Company and Symphony Teleca each may terminate the Merger Agreement, among other reasons, if the closing has not been completed by July 21, 2015, subject to a ninety-day extension to obtain regulatory approvals.

The foregoing description of the Transaction Agreements is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1, and the Rollover Agreements, the form of which is attached as Exhibit 2.2, and incorporated herein by reference in their entirety. The Transaction Agreements have been attached to provide investors with information regarding their terms. They are not intended to provide any other factual information about the Company, Merger Sub or Symphony Teleca. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential Disclosure Schedule provided by Symphony Teleca to the Company and Merger Sub in connection with the signing of the Merger Agreement. This confidential Disclosure Schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Merger Sub or Symphony Teleca.

Item 3.02.	Unregistered Sales of Equity Securities

Under the terms of the Rollover Agreements described in Item 1.01 above, the Company has agreed to issue shares of Company Common Stock to the stockholders of Symphony Teleca party to the Rollover Agreements in exchange in part for a number of their shares of Symphony Teleca capital stock. The Company expects to issue approximately $166 million in Company Common Stock pursuant to the Rollover Agreements, with the Company Common Stock valued as provided in the Rollover Agreements.

In connection with the Company’s previously announced acquisition of Red Bend Ltd., the Company and a wholly owned subsidiary of the Company entered into a share purchase agreement with selling shareholders of Red Bend Ltd. pursuant to which the Company and the wholly owned subsidiary agreed, among other things, to sell through the wholly owned subsidiary approximately $99 million in Company Common Stock in partial consideration of the purchase of shares of Red Bend Ltd. capital stock.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated January 22, 2015, by and among Symphony Teleca Corporation, Harman International Industries, Incorporated, Sabita Sub, Inc., and Symphony Technology Group, L.L.C., solely in its capacity as Representative of the securityholders of Symphony Teleca*

2.2	Form of Rollover Agreement*

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Todd A. Suko
Todd A. Suko
Executive Vice President and General Counsel

Date: January 26, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated January 22, 2015, by and among Symphony Teleca Corporation, Harman International Industries, Incorporated, Sabita Sub, Inc., and Symphony Technology Group, L.L.C., solely in its capacity as Representative of the securityholders of Symphony Teleca*

2.2	Form of Rollover Agreement*

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.